Exhibit 10.11

OPENTABLE, INC.

Independent Director Equity Compensation Policy

1.             General.  This Independent Director Equity Compensation Policy (the “Policy”) has been adopted by the Board of Directors (the “Board”) of OpenTable, Inc., a Delaware corporation (the “Company”), effective as of                      , 2009 to provide for the automatic grant of equity-based awards to members of the Board who are not employees of the Company (collectively, the “Independent Directors”), under the OpenTable, Inc. 2009 Equity Incentive Award Plan, as amended from time to time (the “Plan”).  Capitalized but undefined terms used herein shall have the meanings ascribed to them in the Plan.

2.             Board Authority.  Pursuant to Section 12 of the Plan, the Board is responsible for adopting a written policy for the grant of Awards under the Plan to Independent Directors, which policy is to specify, with respect to any such Awards, the type of Award(s) to be granted to Independent Directors, the number of shares of Common Stock to be subject to Independent Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Board determines in its discretion.

3.             Initial Option Grants to Independent Directors.  Each person who is initially elected to the Board as an Independent Director shall be granted, automatically and without necessity of any action by the Board or any committee thereof, on the date of such initial election a Non-Qualified Stock Option to purchase thirty-two thousand (32,000) shares of Common Stock (subject to adjustment as provided in Section 14.2 of the Plan) (“Initial Director Options”).  Notwithstanding the foregoing, members of the Board who are employees of the Company and who subsequently terminate employment with the Company and remain members of the Board shall not receive Initial Director Options.

4.             Subsequent Option Grants to Independent Directors.  Each person who is an Independent Director immediately following an annual meeting of stockholders (provided that, on such date, he or she shall have served on the Board for at least six (6) months prior to the date of such annual meeting) shall be granted, automatically and without necessity of any action by the Board or any committee thereof, on the date of such annual meeting a Non-Qualified Stock Option to purchase ten thousand eight hundred (10,800) shares of Common Stock (subject to adjustment as provided in Section 14.2 of the Plan) (“Annual Director Options”).  Members of the Board who are employees of the Company and who subsequently terminate employment with the Company and remain on the Board, to the extent that they are otherwise eligible, shall receive, after termination of employment with the Company, Annual Director Options pursuant to this Section 4 (with the date of his or her termination of employment being deemed to be his or her date of initial election to the Board).  Notwithstanding the foregoing, Directors Dell, Gurley and Layton shall not receive an Annual Director Option grant until the 2011 annual meeting of stockholders.

5.             Terms and Conditions.  Except as otherwise provided in this Policy, the Options granted to Independent Directors pursuant to this Policy shall be subject to the terms and conditions applicable generally to Options granted under the Plan and the agreement evidencing the grant.

(a)           The exercise price per share of Common Stock subject to each Option granted to an Independent Director hereunder shall be equal to 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

(b)           Each Initial Director Option shall vest and become exercisable with respect to twenty-five percent (25%) of the shares of Common Stock subject to the Initial Director Option on each anniversary of the date of grant, such that it shall be fully vested and exercisable with respect to one hundred percent (100%) of the shares of Common Stock subject thereto on the fourth anniversary of the date of grant.

(c)           Each Annual Director Option shall vest and become exercisable with respect to one hundred percent (100%) of the shares of Common Stock subject to the Annual Director Option on the first anniversary of the date of grant.

(d)           Options granted pursuant to this Policy shall automatically vest in full and become exercisable immediately prior to a Change in Control.

6.             Incorporation of the Plan.  All applicable terms of the Plan apply to this Policy as if fully set forth herein, and all grants of Options hereby are subject in all respect to the terms of the Plan.

7.             Written Grant Agreement; Authority.  The grant of any Option under this Policy shall be made solely by and subject to the terms set forth in a written agreement in a form to be approved by the Board and duly executed by the Independent Director and an officer of the Company designated for such purpose by the Board from time to time.  The officer(s) so designated by the Board shall be authorized to take all actions and execute all documents as necessary or desirable to implement the provisions of this Policy, without further action or authorization from the Board.

8.             Policy Subject to Amendment, Modification and Termination.  This Policy may be amended, modified or terminated by the Board in the future at its sole discretion.  No Independent Director shall have any rights hereunder unless and until an Award is actually granted.  Without limiting the generality of the foregoing, the Board hereby expressly reserves the authority to terminate this Policy during any year up and until the election of directors at a given annual meeting of stockholders.

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